UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 12, 2013
Date of Report (Date of earliest event reported)

Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West NYE Ln., Ste. 129, Carson City, NV
(Address of Principal Executive Offices)

(415) 839-1055
(Registrant’s telephone number, including area code)
\
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Officer

Effective September 12, 2013, Colin MacDonald resigned as President and Chief Executive Officer of the Company.

(c)  Appointment of Officer

Effective September 12, 2013, the Board of Directors of the Company (the “Board”) appointed Monika Sagar as Chief Executive Officer of the Company to fill the vacancy created by the resignation of Mr. MacDonald.

Monika Sagar has been a director, Chief Financial Officer and Secretary of the Company since inception in January 2007.  After obtaining a B. A., Political Science, (1996) from Punjab University Ms. Sagar worked in a variety of administrative positions.  For the past five years Ms. Sagar has held administrative and loan officer positions.  From 2001 to 2002 she served as an Assistant Loan Officer with HSBC Bank.  From 2002 to 2004 Ms. Sagar was a fulltime student obtaining her M.A. in Political Science from Punjab University in 2004.  From her graduation in May 2004 to the present, Ms. Sagar has been employed by Standard Chartered Bank as a Customer Care Executive, supervising the processing of personal loans for real and personal property.  Since 2004 Ms. Sagar is also continuing her education on a part time basis, working on an MBA degree.  From the Company’s inception in January 2007 to August 2011, Ms. Sagar also served as the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer.

Other than as described above, Ms. Sagar has not previously held any position with the Company and there is no arrangement or understanding between Ms. Sagar and any other person(s) pursuant to which she was selected as on officer of the Company.  Ms. Sagar has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Ms. Sagar had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Ms. Sagar is a party or in which she participates that is entered into or material amendment in connection with our appointment of Ms. Sagar, or any grant or award to Ms. Sagar or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Ms. Sagar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: September 18, 2013	By:	/s/ Monika Sagar
Name: Monika Sagar
Title: President